                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14.a11(c) or Rule 14a-12

                              PEGASUS GOLD INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                     N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11

    (1) Title of each class of securities to which transaction applies:
                                                    N/A
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
                                                    N/A
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                    N/A
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
                                                    N/A
        ------------------------------------------------------------------------
    (5) Total fee paid:
                                                    N/A
        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
                                                    N/A
        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
                                                    N/A
        ------------------------------------------------------------------------
    (3) Filing Party:
                                                    N/A
        ------------------------------------------------------------------------
    (4) Date Filed:
                                                    N/A
        ------------------------------------------------------------------------

                               PEGASUS GOLD INC.
                         1600 - 925 WEST GEORGIA STREET
                          VANCOUVER, BRITISH COLUMBIA
                                 CANADA V6C 3L2

                                                                  March 24, 1997

DEAR SHAREHOLDER:

    You are cordially invited to attend the 1997 Annual General Meeting of Shareholders, which will be held in the Gazebo Room of the Pan Pacific Hotel, 300-999 Canada Place, Vancouver, British Columbia, Canada, on Wednesday, April 30, 1997, at 10:30 a.m.

    You will be asked to vote on the election of three directors and the approval of the selection of auditors for 1997. You will also be asked to approve the adoption of the 1997 Stock Plan, a new stock-based incentive compensation plan for directors and executive officers that will replace the current stock option plans. In addition, reports on operations and other matters of interest will be presented at the meeting. Please refer to the Notice of Meeting and the Proxy Statement and Information Circular, which are enclosed.

    Your Board of Directors respectfully recommends that you cast your vote in favor of each proposal.

    IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. YOU ARE, THEREFORE, URGED TO SIGN, DATE, AND MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. A proxy solicitation effort is planned to help ensure maximum shareholder representation at this important annual meeting. Thank you for your cooperation and we look forward to your attendance at the meeting.

                                          Sincerely,

                                           [SIGNATURE]

                                          Werner G. Nennecker,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               PEGASUS GOLD INC.
                         1600 - 925 WEST GEORGIA STREET
                          VANCOUVER, BRITISH COLUMBIA
                                 CANADA V6C 3L2

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 30, 1997

    NOTICE IS HEREBY GIVEN that the 1997 Annual General Meeting of Shareholders of PEGASUS GOLD INC. (the "Company") will be held in the Gazebo Room of the Pan Pacific Hotel, 300-999 Canada Place, Vancouver, British Columbia, Canada, on Wednesday, April 30, 1997, at 10:30 a.m. (PDT), (the "Annual Meeting") for the following purposes:

    (1) To receive the report of the directors, the audited consolidated financial statements of the Company, and the report of the auditors for the fiscal year ended December 31, 1996.

    (2) To elect three directors to hold office for a term of three years each or until their respective successors are elected and qualified.

    (3) To appoint auditors for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors.

    (4) To approve the adoption of the 1997 Stock Plan.

    (5) To consider and transact such other business as may properly be brought before the meeting or any adjournment thereof.

    The Company's Board of Directors has fixed the close of business on March 25, 1997, as the record date for determination of shareholders entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

    Registered shareholders who are individuals may attend and vote at the meeting in person or by proxy, and shareholders which are corporations may attend and vote at the meeting by proxy or by a duly authorized representative.

                                          BY ORDER OF THE BOARD,

                                                       [SIGNATURE]

                                          Robert A. Lonergan
                                          SECRETARY

Spokane, Washington, U.S.A.
March 24, 1997

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY.

                               PEGASUS GOLD INC.
                         1600 - 925 WEST GEORGIA STREET
                          VANCOUVER, BRITISH COLUMBIA
                                 CANADA V6C 3L2

                    PROXY STATEMENT AND INFORMATION CIRCULAR

                               TABLE OF CONTENTS

                                                                                                              PAGE

GENERAL..................................................................................................           3

SOLICITATION OF PROXIES..................................................................................           3

APPOINTMENT AND REVOCATION OF PROXIES....................................................................           3

VOTING SECURITIES........................................................................................           4

EXERCISE OF DISCRETION BY PROXIES........................................................................           4

ANNUAL REPORT............................................................................................           4

PRINCIPAL HOLDERS OF VOTING SECURITIES...................................................................           4

ELECTION OF DIRECTORS....................................................................................           5

COMPENSATION OF EXECUTIVE OFFICERS.......................................................................          11

FIVE-YEAR TOTAL RETURN GRAPH.............................................................................          17

REMUNERATION OF DIRECTORS AND SENIOR OFFICERS............................................................          18

PROPOSAL TO APPROVE THE ADOPTION OF THE 1997 STOCK PLAN..................................................          18

CORPORATE GOVERNANCE.....................................................................................          21

APPOINTMENT AND REMUNERATION OF AUDITORS.................................................................          25

PROPOSALS BY SHAREHOLDERS FOR 1998 ANNUAL GENERAL MEETING................................................          26

EXHIBIT 1 - 1997 STOCK PLAN

                               PEGASUS GOLD INC.
                         1600 - 925 WEST GEORGIA STREET
                          VANCOUVER, BRITISH COLUMBIA
                                 CANADA V6C 3L2

                    PROXY STATEMENT AND INFORMATION CIRCULAR

                                    GENERAL

    Except as otherwise stated, the information contained herein is stated as of March 10, 1997. The Proxy Statement and Information Circular and the accompanying Instrument of Proxy are expected to be mailed to shareholders on or before April 4, 1997.

    Advance notice of the Annual General Meeting of Shareholders of Pegasus Gold Inc. to be held April 30, 1997 (the "Annual Meeting") was published, pursuant to
Section 135 of the British Columbia Company Act, in the March 5, 1997 edition of THE PROVINCE newspaper and delivered to certain regulatory authorities as required by the regulations under such Act.

    All dollar amounts in this Proxy Statement and Information Circular, unless otherwise indicated, are stated in U.S. dollars.

                            SOLICITATION OF PROXIES

    THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MANAGEMENT OF PEGASUS GOLD INC. (the "Company") for use at the Annual Meeting and any adjournments thereof.

    All costs of this solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors, and regular employees of the Company personally or by telephone or by special mail, and such persons will receive no compensation therefor other than their regular salaries. The Company will also make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to their principals, and will reimburse them for their reasonable out-of-pocket expenses. The Company also intends to use the services of D.F. King & Co., Inc. to assist in the solicitation of proxies. The charge for proxy solicitation services rendered to the Company is estimated to be $7,000 plus expenses.

                     APPOINTMENT AND REVOCATION OF PROXIES

    The individuals named in the accompanying Instrument of Proxy are the President and Secretary of the Company, respectively. A SHAREHOLDER HAS THE RIGHT TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT THE SHAREHOLDER AT THE ANNUAL MEETING, EITHER BY INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE INSTRUMENT OF PROXY OR BY COMPLETING ANOTHER INSTRUMENT OF PROXY.

    IN ORDER TO BE VALID, AN INSTRUMENT OF PROXY MUST BE SIGNED, DATED, AND DEPOSITED WITH EITHER MONTREAL TRUST COMPANY OF CANADA, 510 BURRARD STREET, FOURTH FLOOR, VANCOUVER, BRITISH COLUMBIA, CANADA V6C 3B9 (CANADIAN RESIDENT SHAREHOLDERS), OR THE COMPANY'S EXECUTIVE OFFICE AT SUITE 1500, 601 WEST FIRST AVENUE, SPOKANE, WASHINGTON, U.S.A. 99204 (U.S. RESIDENT SHAREHOLDERS) NO LATER THAN 48 HOURS BEFORE THE TIME OF THE ANNUAL MEETING (EXCLUDING SATURDAYS, SUNDAYS, AND HOLIDAYS) OR ANY ADJOURNMENTS THEREOF, OR WITH THE CHAIRMAN OF THE MEETING BEFORE THE MEETING OR THE ADJOURNED MEETING COMMENCES.

    Any shareholder executing an Instrument of Proxy retains the right to revoke it at any time prior to it being exercised. In addition to revocation in any other manner provided by law, a proxy may be revoked by a subsequent instrument of proxy in writing executed by the shareholder or by the shareholder's attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and delivered to the registered office of the Company, 1600 - 925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2, at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, or to the Chairman of the Annual Meeting on the day of such meeting, or any adjournment thereof. A revocation of a proxy does not affect any matter on which a vote has been taken before the revocation.

                               VOTING SECURITIES

    As of the close of business on March 10, 1997, the Company had outstanding 41,173,774 Common Shares without par value (the "Common Shares"), with each share carrying the right to one vote. Any shareholder of record at the close of business on March 25, 1997, who either personally attends the Annual Meeting or has completed and delivered an Instrument of Proxy in the manner and subject to the provisions described above, will be entitled to vote or to have shares voted at the meeting or any adjournment thereof.

                       EXERCISE OF DISCRETION BY PROXIES

    If a poll is taken, the persons named in the enclosed Instrument of Proxy will vote (or withhold from voting) the shares in respect of which they are appointed in accordance with the direction of the shareholders appointing them, where the instructions in such Instrument of Proxy are certain. IN THE ABSENCE OF SUCH DIRECTION, SUCH SHARES WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES FOR ELECTION AS A DIRECTOR AND IN FAVOR OF EACH OTHER MATTER SHOWN ON THE INSTRUMENT OF PROXY.

    The Instrument of Proxy enclosed, when properly signed, confers discretionary authority with respect to amendments of the matters identified in the notice of meeting and any other matters that may properly be brought before the Annual Meeting. At the time of printing this Proxy Statement and Information Circular, management and the Board of Directors of the Company are not aware that any such amendments or other matters are to be presented for action at the meeting.

                                 ANNUAL REPORT

    The Annual Report of the Company for the fiscal year ended December 31, 1996 accompanies this Proxy Statement and Information Circular. The consolidated financial statements of the Company, the accompanying notes and report of the independent auditors, the selected financial data for each of the last five years, and management's discussion and analysis of financial condition and results of operations are included in the Annual Report.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

    The following table sets forth certain information regarding the beneficial ownership of the outstanding Common Shares of the Company, as of February 28, 1997, by each person known to the Company to own beneficially more than 5 percent of such Common Shares, and by each director, each nominee for director, and each officer named in the summary compensation table set out under the heading "Compensation Summary" below. Except as otherwise indicated, each named beneficial owner has voting and investment power with respect to the shares set forth opposite the owner's name.

                                                                       NUMBER OF        PERCENT OF
                                                                         COMMON           COMMON
                                                                       SHARES(1)        SHARES(2)
                                                                     --------------    ------------
Mercury Asset Management...........................................       2,925,800(3)     6.9%
Ontario Teachers' Retirement System................................       2,363,600        5.6%
Lawrence I. Bell...................................................           6,333       *
Peter M.D. Bradshaw................................................              --       *
Douglas R. Cook....................................................          26,333       *
Michael A. Grandin.................................................           5,333       *
Peter R. Kutney....................................................          43,000       *
Werner G. Nennecker................................................         376,108       *
Lindsay D. Norman..................................................          17,000       *
Anthony J. Petrina.................................................          11,400       *
Fred C. Schulte....................................................          17,500       *
Phillips S. Baker, Jr..............................................         184,845       *
Terry D. Bauer.....................................................         132,238       *
James P. Geyer.....................................................          81,800       *
Robert A. Lonergan.................................................          66,825       *
Trevor S. Schultz..................................................              --       *
Allan M. Park......................................................              --       *
Directors and Executive Officers as a Group(4).....................       1,196,182        2.8%

------------------------

*   Less than 1%

(1) Includes Common Shares subject to options exercisable within 60 days of February 28, 1997 as follows: Mr. Bell: 5,333 shares; Mr. Cook: 24,333 shares; Mr. Grandin: 4,333 shares; Mr. Kutney: 42,000 shares; Mr. Nennecker:
    371,234 shares; Dr. Norman: 16,000 shares; Mr. Petrina: 10,400 shares; Mr.
    Schulte: 16,500 shares; Mr. Baker: 177,400 shares; Mr. Bauer: 131,850 shares; Mr. Geyer 81,800 shares; and Mr. Lonergan: 66,825 shares.

(2) Based on 41,167,674 Common Shares outstanding as of February 28, 1997.

(3) Based on representations made by a representative of Mercury Asset
    Management.

(4) Includes the executive officers listed and three other executive officers.

                             ELECTION OF DIRECTORS

    Under the Articles of the Company, as amended, the number of directors shall not be less than five nor more than eleven. Presently, the Board of Directors (the "Board") has nine members. It is proposed that Peter M.D. Bradshaw, Douglas
R. Cook, and Peter R. Kutney be elected at the Annual Meeting. Each director of the Company elected at this meeting will have a three-year term that will expire at the 2000 Annual General Meeting, unless the position is vacated earlier. Pursuant to the Articles, the election of directors is on a rotational basis so that, as nearly as possible, the terms of office of one-third of the directors expire at each annual general meeting. Under the Company Act (British Columbia), a majority of the directors must be Canadian residents.

    The Articles provide that the Board of Directors may, between annual meetings, increase the size of the Board to no more than eleven directors or decrease the size of the Board to no less than five directors. On February 20, 1997, the Board appointed Peter M.D. Bradshaw to fill the vacancy on the Board created by the resignation of Paul H. Atkinson, who resigned as a director effective October 22, 1996. Fred C. Schulte succeeded Lindsay D. Norman as Chairman of the Board on August 1, 1996.

    Each position on the Board is filled by the nominee receiving a plurality of the votes cast with respect to such position. Abstentions from voting will have the practical effect of voting against the nominee because it is one less vote for approval. "Broker non-votes" will have no effect because they are not considered "shares present" for voting purposes. Each nominee has consented in writing to serve as a director if elected. However, if any nominee is unable to serve, the persons named in the accompanying Instrument of Proxy will vote for a substitute in their discretion. Proxies cannot be voted for more than three persons. MANAGEMENT OF THE COMPANY RECOMMENDS A VOTE FOR PETER M.D. BRADSHAW, DOUGLAS R. COOK, AND PETER R. KUTNEY.

NOMINATED DIRECTORS

NAME, PRINCIPAL OCCUPATION,                                                                              DIRECTOR       TERM
RECENT BUSINESS EXPERIENCE                                                                     AGE         SINCE       EXPIRES
-----------------------------------------------------------------------------------------      ---      -----------  -----------

PETER M.D. BRADSHAW(1) ..................................................................          58         1997         1997
Resident of Vancouver, British Columbia, Canada. Mr. Bradshaw has been Chairman,
President and Chief Executive Officer of First Point Minerals Corporation, an
international minerals exploration company, since June 1996. He was Senior Vice President from August 1995 to June 1996, and Vice President from August 1986 until August 1995 of
Orvana Minerals Corp., a gold mining company. From 1977 to August 1986, Mr. Bradshaw held various management positions with Placer Dome Limited, an international mining company.
Prior to that he held management positions at Barrington Research Limited, a mineral exploration service company. Mr. Bradshaw holds a Doctorate of Economic Geology from
Durham University in the United Kingdom.

DOUGLAS R. COOK(2)(3)(5) ................................................................          71         1991         1997
Resident of Reno, Nevada, U.S.A. Since 1986, Mr. Cook has been President of Cook
Ventures, Inc., a geological consulting company. From 1985 to 1986, he was Senior Vice
President and a director of Freeport McMoRan Gold Company and from 1974 to 1986, Mr. Cook was President of Freeport Exploration Company. Mr. Cook is Chairman of Atlas Corporation,
Denver, Colorado, and a director of Archangel Diamond Corporation, Vancouver, British
Columbia, Canada. Mr. Cook holds a Doctorate of Science in Mining Geology from Colorado
School of Mines and a Masters of Applied Science degree from the University of Toronto.

PETER R. KUTNEY(2)(3)(4) ................................................................          63         1984         1997
Resident of Calgary, Alberta, Canada. Mr. Kutney has been self-employed as an oil and gas consultant since March 1984. From April 1984 to December 1986, he was Chairman of Canu
Resources, Ltd., a precious metals mining company. From January 1981 to November 1983,
Mr. Kutney was President, and from December 1983 until March 1984, Chairman and Chief
Executive Officer, of Wharf Resources Ltd., a gold mining company. From 1978 to October
1983, he was Chairman and Chief Executive Officer of Coseka Resources Ltd., an oil and
gas company. Mr. Kutney is a director of Vintage Resources Inc. and Shamrock Resources
Inc.

INCUMBENT DIRECTORS

    The terms of office of the following directors do not expire at the Annual Meeting and, accordingly, such directors are not being proposed at this time as nominees for re-election:

NAME, PRINCIPAL OCCUPATION,                                                                              DIRECTOR       TERM
RECENT BUSINESS EXPERIENCE                                                                     AGE         SINCE       EXPIRES
-----------------------------------------------------------------------------------------      ---      -----------  -----------

LINDSAY D. NORMAN(1)(2)(4) ..............................................................          59         1987         1999
Resident of Butte, Montana, U.S.A. Dr. Norman has been President of Montana Tech since
July 1, 1986. Prior to that, Dr. Norman was Vice President and Technical Director of The
Chase Manhattan Bank in New York City (1984-1986), a Vice President of Jones & Laughlin
(LTV) Steel Corp. (1981-1984), and Director of the U.S. Bureau of Mines (1979-1981).
Prior to that, he held management, planning and research positions with the Bureau of
Mines and E.I. duPont DeNemours & Co.

FRED C. SCHULTE(3)(4)(5) ................................................................          50         1993         1999
Resident of Chicago, Illinois, U.S.A. Mr. Schulte has been the President and Chief
Executive Officer of Elgin National Industries, Inc. since 1988. Prior to joining Elgin,
Mr. Schulte held a number of key management and executive positions with Santa Fe
Southern Pacific Corporation, most recently as Vice-President, Executive Department.

MICHAEL A. GRANDIN(1)(2) ................................................................          52         1996         1999
Resident of Calgary, Alberta, Canada. Mr. Grandin has been Vice Chairman and Director of
Midland Walwyn Capital Inc., an independent integrated investment firm, since October
1996. Prior to that, Mr. Grandin was the President and Chief Executive Officer of Sceptre
Resources Ltd. since 1994. Prior to that, Mr. Grandin was Senior Vice President and Chief
Financial Officer of PanCanadian Petroleum Ltd. from 1990 to 1994 and a Managing Director of ScotiaMcLeod Inc. from 1986 to 1990. Prior to that, Mr. Grandin held a number of key management and executive positions at Dome Petroleum Ltd. and other companies.

LAWRENCE I. BELL(1)(5) ..................................................................          58         1995         1998
Resident of Vancouver, British Columbia, Canada. Since 1993, Mr. Bell has been the
President and Chief Executive Officer of Shato Holdings Ltd., a holding company for food
(manufacture and retail) and real estate interests. Prior to joining Shato, Mr. Bell held numerous key management and executive positions including Chairman and President of the
Westar Group Ltd., a diversified holding company (1991 to 1992), and Chairman and CEO of
B.C. Hydro, a British Columbia government-owned utility (1987 to 1991). Mr. Bell also has held positions as Deputy Minister in various departments of the British Columbia
Government.

NAME, PRINCIPAL OCCUPATION,                                                                              DIRECTOR       TERM
RECENT BUSINESS EXPERIENCE                                                                     AGE         SINCE       EXPIRES
-----------------------------------------------------------------------------------------      ---      -----------  -----------
WERNER G. NENNECKER(4) ..................................................................          42         1992         1998
Resident of Veradale, Washington, U.S.A. Mr. Nennecker joined the Company in September
1992, as Senior Vice President and Chief Operating Officer. In November 1992, Mr.
Nennecker assumed the position of President and Chief Executive Officer and became a
Director of the Company. Prior to joining the Company, Mr. Nennecker worked 18 years in the mining industry with Ranchers Exploration and Santa Fe Pacific Gold Corporation. Most
recently, he held the positions of Executive Vice-President of Santa Fe Pacific Minerals
Corporation and President of Santa Fe Pacific Gold Corporation. Mr. Nennecker is a
director of USMX, Inc. and Intermin Resource Corporation Ltd.

ANTHONY J. PETRINA(3)(4)(5) .............................................................          60         1994         1998
Resident of Vancouver, British Columbia, Canada. Mr. Petrina is a Registered Professional
Mining Engineer. Mr. Petrina retired in October 1992 from Placer Dome, Inc., an international mining company. Since 1974, Mr. Petrina held various senior management positions with Placer Dome, including President and Chief Executive Officer, Executive
Vice President, Vice President, Operations and Assistant Vice President, Operations. Mr.
Petrina is a director of Metall Mining Corporation and Miramar Mining Corporation.

------------------------

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Member of Environmental Committee.

(4) Member of Executive Committee.

(5) Member of Nominating Committee.

    There are no family relationships between any of the nominees, directors or officers of the Company.

    During the fiscal year ended December 31, 1996, the Board of Directors met on a total of eight occasions. Each director attended more than 75 percent of the aggregate number of meetings of the Board and the committees of which he was a member.

    The Audit Committee reviews with the auditors the scope of the audit and the financial statements. This committee is also responsible for recommending to the Board a firm of independent auditors to act as the Company's independent auditors. During the year ended December 31, 1996, the Audit Committee met four times.

    The Compensation Committee, which met five times during 1996, is responsible for formulating the Company's compensation policies and for administering the 1987 Stock Option Plan and the 1989 Non-Employee Directors' Stock Option Plan, and granting awards under the proposed 1997 Stock Plan. None of the members of the Committee are current employees, former employees, or former officers of the Company.

    The Environmental Committee oversees the development and implementation of the Company's environmental policies and periodically reviews operating procedures to ensure compliance with applicable local, state, and federal environmental law. The Committee met four times in 1996.

    The Executive Committee, which met two times during 1996, has been delegated the authority to act on behalf of the Board on matters which have been previously introduced to the entire Board and for which the Board has given its approval in principle. It also has plenary authority to act on behalf of the Board on matters having a value of less than $10,000,000.

    The Nominating Committee, which was established in February 1996 and met once during the remainder of the year, is responsible for considering nominees for appointment for election to the Board and making recommendations to the Board in connection therewith. The Committee will consider proposals for nominations to the Board from shareholders, provided such proposals are made in writing to the Secretary or Assistant Secretary of the Company and contain sufficient background information concerning the nominee to enable a proper judgment to be made as to his or her qualifications. The Committee also will review the contributions of each director prior to each annual general meeting and consider each director's suitability for continuing in his position for the balance of his term.

DIRECTORS' FEES AND OPTIONS

    Each director who is not an employee of the Company receives an annual director's fee of $15,000 and an annual meeting fee of $20,000 regardless of the number of board or committee meetings scheduled. Mr. Schulte, the Chairman of the Board, receives an additional annual fee of $21,000. Committee chairmen of the Audit, Compensation and Environmental Committees (other than Mr. Schulte) are paid an additional $5,000 annually. Directors are reimbursed for their travel and other expenses incurred in attending Board and committee meetings.

    The 1989 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") provides for yearly grants of stock options to each member of the Board of Directors who is not a full-time employee of the Company or its subsidiaries. The exercise price of stock options granted is the closing price of the Common Shares on the American Stock Exchange as reported on the date of grant. The options vest on the date of grant and, subject to insider trading rules, are immediately exercisable. The options expire ten years after the date granted or at such earlier date as may be provided by the Directors' Plan. Payment to the Company of the exercise price of the options may be in cash, Common Shares of the Company, or a combination thereof. If a non-employee director terminates service on the Board through voluntary resignation, retirement, or disability, previously granted options will continue to be exercisable for a period of 60 days commencing on the termination date. In the event of the death of a director, an unexercised option may be exercised by the option holder's legal representatives within six months of the date of death.

If a director is removed from the Board for cause, as defined in the Directors' Plan, all unexercised options terminate immediately.

    The Directors' Plan is administered by the Compensation Committee, which is authorized to interpret the Directors' Plan but has no authority or discretion with respect to the selection of directors eligible to receive options, the number of shares reserved under the Directors' Plan, the shares subject to each grant, or the exercise price of options granted thereunder, which matters are addressed in the Directors' Plan itself. The Board of Directors may suspend, amend (with the approval of The Toronto Stock Exchange and the Montreal Exchange), or terminate the Directors' Plan at any time. However, the Directors' Plan provides that any amendments to increase the number of shares subject to the Directors' Plan or the number of shares to be granted to directors, change provisions related to exercise price, change the period during which options may be granted, change the eligibility of directors to receive options, or otherwise materially increase the benefits under the Directors' Plan require shareholder approval.

    On April 24, 1996, each eligible director was granted an option to acquire 4,000 Common Shares at a price of $13.50 per share. During the 30-day period preceding the option grant dates, the closing price of the Common Shares on the American Stock Exchange varied from a low of $13.50 per share to a high of $15.50 per share.

    The Directors' Plan terminates on June 1, 1997. The proposed 1997 Stock Plan, if approved by the shareholders, will replace the Directors' Plan respecting future stock-based awards to Company directors.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

    Under the securities laws of the United States, the Company's directors and executive officers, and any persons holding more than 10 percent of the Company's Common Shares, are required to report their initial ownership of the Company's Common Shares and any subsequent changes in that ownership to the Securities and Exchange Commission (the "Commission") and the American Stock Exchange. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement and Information Circular any failure to file by these dates. No Company officer or director has failed to timely file any such reports in 1996. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION SUMMARY

    The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries for the fiscal year ended December 31, 1996 to or on behalf of the Company's Chief Executive Officer and each of the six other most highly compensated executive officers of the Company (four of which remained executive officers at the end of the Company's last fiscal year and all of which are hereafter referred to as the "Named Executive Officers"). The table also discloses their compensation for the years 1994 and 1995 if they were executive officers during those years.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                         ANNUAL COMPENSATION           -------------
                                                -------------------------------------   SECURITIES
                                                                        OTHER ANNUAL    UNDERLYING      ALL OTHER
                                                  SALARY      BONUS     COMPENSATION      OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR       ($)(1)      ($)(1)       ($)(2)           (#)          ($)(3)
-----------------------------------  ---------  ----------  ----------  -------------  -------------  -------------
Werner G. Nennecker                       1996  $  350,000  $  158,620    $     499        172,400      $   8,029
 President, Chief Executive Officer       1995     353,719     300,000       --            154,300          7,240
 and Director                             1994     323,632     160,000        8,852         63,400          7,298

Phillips S. Baker, Jr.                    1996     175,233      45,873       --             72,700          6,185
 Vice President, Finance and Chief        1995     165,700      87,302        3,578         76,600          6,171
 Financial Officer                        1994     153,942     102,994        9,440         22,800          4,858

Robert A. Lonergan(4)                     1996     164,667      45,915       22,216         67,800          8,062
 Vice President, General Counsel          1995      75,602      43,450        8,570         42,100            720
 and Corporate Secretary

James P. Geyer(5)                         1996     163,800      39,017       --             71,100          7,027
 Vice President, Operations               1995     137,323      87,895       --             43,600          6,566

Terry D. Bauer(6)                         1996     144,067      40,295       --             61,600          7,427
 Vice President, Environmental and        1995     138,300      68,854       --             53,100          6,376
 Governmental Affairs                     1994     100,733      66,041       --             39,400          5,326

Trevor S. Schultz(7)                      1996     283,852      --           27,213         37,600        519,468
 Vice President, Chief Operating          1995     104,604      58,537        1,645        100,000          1,246
 Officer

Allan M. Park(8)                          1996     172,302      38,412       --             18,700         10,325
 Vice President, Exploration              1995     181,225      78,946       --             57,100          9,324
                                          1994     167,625      37,685       --             23,400          9,300

------------------------

(1) Amounts shown include cash and non-cash compensation paid to or accrued on behalf of the Named Executive Officers, as well as amounts earned but deferred at the election of those officers.

(2) Amounts shown include tax reimbursement payments and, to the extent such payments exceeded the lesser of $50,000 or 10% of such Named Executive Officer's total annual salary and bonus, perquisites and other personal benefits or property received from the Company by any Named Executive Officer for the last fiscal year.

(3) Amounts shown in this column for the last fiscal year are derived from the following: Mr. Nennecker: annual Company payment to defined contribution plans ("DCP") of $6,365, and Company paid life insurance premiums of $1,664; (ii) Mr. Baker: annual Company payment to the DCP of $5,788, and Company paid life insurance premiums of $397; (iii) Mr.
    Lonergan: annual Company payment to the DCP of $6,453 and Company paid life insurance premiums of $1,609; (iv) Mr. Geyer: annual Company payments to the DCP of $6,454, and Company paid life insurance premiums of $573; (v) Mr.
    Bauer: annual Company payments to the DCP of $6,606 and Company paid life insurance premiums of $821; (vi) Mr. Schultz: annual payments to the DCP of $7,708, severance payment $510,000, and Company paid life insurance premiums of $1,608; and (vii) Mr. Park: annual Company payments to the DCP of $7,666 and Company paid life insurance premiums of $2,659.

(4) Mr. Lonergan first became an executive officer when he joined the Company in June 1995 as Vice President, General Counsel and Corporate Secretary.

(5) Mr. Geyer first became an executive officer as Vice President, Operations in October 1995. Mr. Geyer resigned in January 1997.

(6) Mr. Bauer first became an executive officer as Vice President, Environmental and Governmental Affairs in April 1994.

(7) Mr. Schultz first became an executive officer when he joined the Company as Chief Operating Officer in August 1995. Mr. Schultz resigned in August 1996.

(8) Mr. Park resigned as an executive officer on October 31, 1996.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options under the Company's 1987 Stock Option Plan to the Named Executive
Officers:

                             OPTION GRANTS IN 1996

                                                                    INDIVIDUAL GRANTS
                                                   ----------------------------------------------------   POTENTIAL REALIZABLE
                                                    NUMBER OF                                               VALUE AT ASSUMED
                                                   SECURITIES                                            ANNUAL RATES OF STOCK
                                                   UNDERLYING     % OF TOTAL                             PRICE APPRECIATION FOR
                                                     OPTIONS    OPTIONS GRANTED  EXERCISE                     OPTION TERM
                                                     GRANTED    TO EMPLOYEES IN    PRICE    EXPIRATION   ----------------------
NAME                                                 (#)(1)       FISCAL YEAR     ($/SH)       DATE        5%($)      10%($)
-------------------------------------------------  -----------  ---------------  ---------  -----------  ---------  -----------
Werner G. Nennecker..............................      73,200            6.2%    $  16.000   02/13/2003  $ 476,796  $ 1,111,137
                                                       99,200            8.4%        7.563   12/31/2003    305,427      711,775

Phillips S. Baker, Jr............................      21,500            1.8%       16.000   02/13/2003    140,043      326,359
                                                       51,200            4.4%        7.563   12/31/2003    157,640      367,368

Robert A. Lonergan...............................      23,000            2.0%       16.000   02/13/2003    149,813      349,128
                                                       44,800            3.8%        7.563   12/31/2003    137,935      321,447

James P. Geyer...................................      21,900            1.9%       16.000   02/13/2003    142,648      332,430
                                                       49,200            4.2%        7.563   12/31/2003    151,482      353,017

Terry D. Bauer...................................      16,400            1.4%       16.000   02/13/2003    106,823      248,943
                                                       45,200            3.8%        7.563   12/31/2003    139,166      324,317

Trevor S. Schultz................................      37,600            3.2%       16.000   02/13/2003    244,912      570,748

Allan M. Park....................................      18,500            1.6%       16.000   02/13/2003    120,502      280,820
                                                          200            0.0%       14.250   04/30/2003      1,160        2,704

Total Grants in 1996.............................   1,176,333

--------------------------

(1) The 1987 Stock Option Plan (the "1987 Plan") provides for the granting of stock options to officers and key employees of the Company and its subsidiaries. The 1987 Plan is administered by the Compensation Committee of the Board, the members of which are not eligible to receive options under the 1987 Plan. Under the terms of the 1987 Plan, stock options may be granted in the form of incentive stock options (as defined in Section 422 of the of the Internal Revenue Code) or non-qualified stock options. Options granted are generally exercisable for seven years following the date of grant at exercise prices equal to the closing price of the Company's Common Shares on the American Stock Exchange on the date of grant.

    Payment of the exercise price of an option may be made in cash or in Common Shares or a combination thereof. Options generally vest at the rate of one-quarter per year. Options may be subject to such additional or different terms and conditions not inconsistent with the 1987 Plan as are prescribed by the Compensation Committee. The Compensation Committee has the power to permit an acceleration of the exercise terms of an option granted pursuant to the 1987 Plan upon such circumstances, and subject to such terms and conditions, as the Committee deems appropriate, including a change in control of the Company.

    Options granted in February 1996 were granted for a term of seven years with 25 percent of the option shares covered thereby becoming exercisable on the grant date (subject to insider trading rules) and with an additional 25 percent of the option shares becoming exercisable on each anniversary date, with full vesting occurring on the third anniversary date. Options granted in December 1996 were granted for a term of seven years and fully vested upon grant. Under the terms of the Company's 1987 Plan, the Compensation Committee retains discretion, subject to plan limits (and with the approval of The Toronto Stock Exchange and the Montreal Exchange), to modify the terms of outstanding options, and to reprice the options.

    The Plan terminates May 21, 1997. The proposed 1997 Stock Plan, if approved by the shareholders, will replace the 1987 Plan respecting future stock-based awards to Company officers and key employees.

OPTION EXERCISES AND YEAR END HOLDINGS

    The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the year ended December 31, 1996, and unexercised options held as of the end of 1996:

                      AGGREGATED OPTION EXERCISES IN 1996
                           AND YEAR-END OPTION VALUES

                                                                                  NUMBER OF
                                                                                 SECURITIES          VALUE OF
                                                                                 UNDERLYING         UNEXERCISED
                                                                                 UNEXERCISED       IN-THE-MONEY
                                                    SHARES                       OPTIONS AT         OPTIONS AT
                                                   ACQUIRED        VALUE        YEAR-END (#)       YEAR-END ($)
                                                  ON EXERCISE    REALIZED       EXERCISABLE/       EXERCISABLE/
NAME                                                  (#)           ($)         UNEXERCISABLE    UNEXERCISABLE(1)
------------------------------------------------  -----------  -------------  -----------------  -----------------
Werner G. Nennecker.............................      50,000    $   226,250    314,417/143,883           --/--
Phillips S. Baker, Jr...........................      --            --         158,475/53,625            --/--
Robert A. Lonergan..............................      --            --          61,075/38,300            --/--
James P. Geyer..................................      --            --          93,750/40,150            --/--
Terry D. Bauer..................................      --            --         110,200/48,700            --/--
Trevor S. Schultz...............................      --            --              --/--                --/--
Allan M. Park...................................      --            --              --/--                --/--

------------------------

(1) Market value of underlying securities at December 31, 1996, minus the exercise price of "in-the-money" options.

EMPLOYMENT CONTRACTS

    The Company has entered into officer employment agreements with each of the Named Executive Officers and certain other executive officers. The agreements, except as discussed below, provide for an immediate benefit to the employee upon termination by the Company without cause, by the employee for good reason, upon the death or disability of the employee or upon termination after a Change of Control, as defined in the agreements. The agreements provide that the employee will receive a lump sum amount equal to twice his current salary and employment search assistance upon termination for other than cause. The employee will receive a lump sum amount equal to two and one-half times his current annual salary if termination other than for cause occurs following a Change of Control, except for Mr. Nennecker, who will receive a lump sum amount equal to three times his current annual compensation, which includes bonus. If the employee dies or is disabled, compensation equal to six months' salary will be paid. The agreements also provide that after a Change in Control, all options will become immediately vested and require that other benefits, such as life and health insurance, be continued for a period of 12 months (24 months on termination other than for cause following a Change of Control). In addition, upon termination following a Change of Control, the Company will provide relocation benefits and price protection equal to the original purchase price plus improvements on the sale of the employee's residence. The term "Change of Control" is defined, for purposes of the agreements, as an event whereby any person, corporation, or other entity or group acquires, directly or indirectly, securities of the Company representing 20 percent of the combined voting power of the Company's then outstanding voting securities, or two incumbent directors are replaced by individuals who are not supported by management.

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE

    OVERVIEW OF COMPENSATION POLICY AND COMPONENTS

    The Company's compensation policy as established by its Board is intended to provide competitive compensation to all employees, giving consideration to the relative contribution and performance of each individual employee. It is the Company's policy to compensate its executive officers at levels consistent with industry norms, primarily in the form of base salary, together with incentive compensation at targeted percentages of base salary. In addition, it is the Company's policy to grant stock options annually to each of its executive officers in amounts based upon the officer's responsibility and accountability so as to align their interests with the creation of shareholder value and to encourage their continuation with the Company. The precious metals mining industry is competitive with respect to recruitment and retention of qualified personnel; accordingly, the Company's management acts to ensure that the Company's compensation practices are competitive with other producers of precious metals, thereby enabling it to attract and retain key employees.

    For 1996, executive compensation consisted of three components: base salary, annual incentive opportunity, and long-term incentives (including stock options). Determining the compensation levels of the Company's executive officers is the responsibility of the Board, through its Compensation Committee (the "Committee"), which has overall responsibility for the Company's compensation policies to senior management. The Committee makes recommendations to the Board as to the salaries, incentive opportunities, and stock options awarded to the Company's Chief Executive Officer (the "CEO") and other executive officers. The Committee has retained the services of an independent consultant to assist the Committee in setting base salary and incentive awards for the CEO and the executive officers by providing advice and survey information with respect to compensation paid by 13 medium-to-large-sized mining companies, which generally produce in excess of 200,000 ounces of gold annually (the "Comparison Group"). The Committee believes that the Comparison Group provides a more meaningful comparison than the broad-based peer group used in the performance graph because the Comparison Group companies are similar in size to the Company and compete directly with the Company for qualified personnel.

    The Committee is comprised entirely of independent directors. No member of the Committee is a current or former officer or employee of the Company or any of its subsidiaries.

BASE SALARIES

    Base salary ranges for the CEO and the other executive officers are established based upon surveys of similar positions in the Comparison Group. Placement within the range reflects the Committee's evaluation and assessment of the individual performance of each executive officer, time in position, and the overall financial condition of the Company. Base salaries are generally set at a level which is approximately equal to the 50th percentile of the comparable position in the Comparison Group. In 1996, all executives received salary adjustments in order to place them near the 50th percentile of base salaries paid to executives performing similar functions in companies included in the Comparison Group.

INCENTIVE COMPENSATION

    The Committee determined that the goals of the Company's compensation policies would be achieved if the Company's executive officers were given the opportunity to earn, (when performance warranted) cash compensation at levels that would place them at or above the 75th percentile with respect to overall compensation received by executive officers holding comparable positions with companies in the Comparison Group. Accordingly, the Committee determined that the CEO should be eligible for an incentive opportunity target of 80 percent of base salary, each Vice President eligible for an incentive opportunity target of 44 percent of base salary, and the other officers were eligible for an incentive opportunity target of 30 percent of base salary.

    In late 1995, the Committee adopted new annual and long-term incentive plans for executives designed to motivate executives to focus on and successfully manage those activities which have the greatest impact on the creation of shareholder value. These plans, which were effective for 1996, are driven by three fundamental performance measures ("value drivers") which the Committee believes have a direct impact on the creation of shareholder value: increased production, increased ore reserves, and increased cash available for growth.

    The Annual Incentive Plan provides executives the opportunity to earn annual performance units, which are redeemed at the end of each year. One-half of the executives' target unit award is fixed at the beginning of the plan year, based on predetermined Company performance levels associated with each value driver: cash flow for growth, production, and net reserve increases. The Committee determined that 17 percent of the value driver performance measures were achieved.

    In addition, variable units may be earned by an executive by meeting certain individual objectives in support of the three value drivers. An executive may earn up to two times his or her fixed unit award, depending on the level of accomplishment of his or her individual objectives.

    In 1996, the CEO's performance was evaluated by the Board of Directors. The Committee determined that Mr. Nennecker accomplished 96 percent of his individual objectives. This, combined with the achievement of 17 percent of the value driver performance measures, earned Mr. Nennecker 57 percent of his annual incentive target (or 45 percent of his base salary).

    The Committee determined that other Named Executive Officers earned incentive awards of up to 61 percent of their incentive targets (or 64 percent of base salary) based on the value driver performance measures and evaluation of the individual executive's performance with respect to his individual objectives.

    The Value Creation Incentive Plan provides a long-term award opportunity for sustained performance by meeting three-year performance objectives tied to the three value drivers. The Plan creates a weighted market capitalization value for the Company based on its current levels of cash flow, production, and reserves. Participants receive value units commensurate with their accountability and responsibility for long-term value creation. The value units will increase or decrease in value over the three-year term of the grant, depending on whether cash flow, production, and reserves are increased or eroded. Participants will receive any increase in value of the units in cash, stock, stock options, or a combination of these. For 1996, the value creation unit grants replaced 25 percent of the stock option grants based on the Committee's historical grant practices.

    The Committee believes that the Annual and Value Creation Incentive Plans deliver competitive annual and long-term incentive opportunities which are well aligned with business results and shareholder value created.

STOCK OPTIONS

    Stock options are granted each year to the Company's employees, including the CEO and the Named Executive Officers, to encourage management of the Company from the perspective of an owner with an equity interest in the business, and to encourage the employees to continue as employees of the Company. Stock options granted to all employees eligible to receive awards, including the CEO and each Named Executive Officer, are based on the employee's overall position of responsibility and accountability, taking into account the participant's recent performance and ability to effect long-term value creation. In addition, each time an employee changes positions and assumes increased responsibilities, the Committee awards the employee options based on the Committee's subjective assessment of the nature and importance of the increased responsibilities assumed.

    On February 13, 1996, the Committee elected to award Mr. Nennecker options to purchase 73,200 Common Shares. At this time, other Named Executive Officers received annual grants to purchase from 16,400 to 37,600 Common Shares. The exercise price of such options was $16.00 per share, the fair market value of the underlying Common Shares on the date the options were granted, based on the closing price of the Common Shares on the American Stock Exchange on such date. On December 31, 1996, the Committee elected to award Mr. Nennecker additional options to purchase 99,200 Common Shares. At this time, other Named Executive Officers received additional grants to purchase from 44,800 to 51,200 Common Shares. The exercise price of such options was $7.563 per share, the fair market value of the underlying Common Shares on the date the options were granted, based on the closing price of the Common Shares on the American Stock Exchange on such date.

POLICY WITH RESPECT TO THE DEDUCTIBILITY OF COMPENSATION

    To qualify the deductibility of compensation for United States federal income tax purposes, it is the Company's policy to meet the requirements for exclusion from the limit on deductibility imposed by Section 162(m) of the Internal Revenue Code by paying performance-based compensation if possible. With respect to cases in which it is not possible to meet the requirements for exclusion from Section 162(m) of the Code, the Company intends to minimize any award of compensation in excess of the limit.

    COMPENSATION COMMITTEE

    Lindsay D. Norman, Chairman

    Douglas R. Cook

    Peter R. Kutney

    Michael A. Grandin

                          FIVE-YEAR TOTAL RETURN GRAPH

    The following chart compares total cumulative shareholder return for $100 invested in Common Shares of the Company on December 31, 1991 with the cumulative total return of the S&P 500 Index and the TSE Gold & Silver Index for the five most recently completed fiscal years.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           PEGASUS GOLD INC.   S&P 500 INDEX   TSE GOLD & SILVER INDEX
1991                     100              100                       100
1992                     120              104                       106
1993                     178              112                       216
1994                      92              110                       194
1995                     112              148                       211
1996                      61              178                       229

                 REMUNERATION OF DIRECTORS AND SENIOR OFFICERS

    The following disclosure is required under the British Columbia Company Act. For these purposes, "senior officer" means the chairman or any vice chairman of the board of directors, the president, any vice president, the secretary, the treasurer or the general manager of the Company or any other individual who performs functions of the Company similar to those normally performed by an individual occupying any of those offices, and the five highest paid employees of the Company.

    The aggregate direct remuneration paid or payable by the Company and its subsidiaries to the directors and senior officers of the Company during the financial year ended December 31, 1996 was $3,069,013. The estimated aggregate cost to the Company and its subsidiaries during the fiscal year ended December 31, 1996 of all pension benefits proposed to be paid under the Company's pension plans in the event of retirement at normal retirement age to the directors and senior officers of the Company, by the Company, or any of its subsidiaries, directly or indirectly, was $63,418.

    Since January 1, 1996, options to acquire an aggregate of 633,133 Common Shares were issued to the directors and senior officers of the Company as a group. The exercise price of such options ranged from $7.563 per share to $16.000 per share. During the same period, an aggregate of 70,000 options to purchase Common Shares was exercised at exercise prices ranging from $8.563 per share to $15.625 per share. During the period from January 1, 1996 to March 10, 1997, the closing price of the Common Shares on the American Stock Exchange ranged from a low of $7.063 per share to a high of $17.375 per share.

    During the fiscal year ended December 31, 1996, Mr. Nennecker was indebted to the Company under a non-interest bearing loan made to him in connection with his employment. The largest amount of debt outstanding in this regard during such year, and the amount outstanding as of March 10, 1997, was $56,042.

            PROPOSAL TO APPROVE THE ADOPTION OF THE 1997 STOCK PLAN

    At the Annual Meeting, the shareholders will be requested to approve the adoption of the 1997 Stock Plan (the "Plan"), a new incentive stock-based compensation plan for the Company's directors and executive officers.

DESCRIPTION OF THE PLAN

    On February 19, 1997, the Board of Directors adopted, subject to shareholder approval, the 1997 Stock Plan (the "Plan"). The purpose of the Plan is to promote the long-term success of the Company by (i) encouraging directors and employees of the Company and its subsidiaries to focus on long-range objectives,
(ii) attracting and retaining employees, and (iii) aligning the financial interests of directors and employees with the interests of the shareholders. The Plan will replace the Directors Plan and the 1987 Plan, which expire June 1, 1997 and May 21, 1997, respectively. If approved, the Plan is effective January 8, 1997 and terminates on January 8, 2007 unless the Board of Directors terminates the Plan earlier.

GENERAL TERMS

    The Plan is administered by the Compensation Committee, which consists solely of non-employee directors. The class of eligible Plan participants consists of the directors and employees of the Company and its subsidiaries. The Committee designates which individual directors and employees will receive awards and determines the terms and condition of the award subject to certain Plan limitations. The terms and conditions of all awards must be evidenced by written agreement executed by the Company and the participant.

    The Plan authorizes for issuance, pursuant to Plan awards, an aggregate 4,000,000 Common Shares plus any shares that are available under the Directors' Plan and 1987 Plan on the date of shareholder approval (estimated to be 85,100 shares and 45,700 shares, respectively), or that become available for grant due to the expiration, termination, or cancellation of options awarded under such plans. The Committee may grant any of the following awards: stock options, stock appreciation rights, stock awards, and unit awards. Unissued Common Shares subject to Plan awards that expire, terminate, or are canceled will be available for future awards under the Plan.

STOCK OPTIONS

    Under the terms of the Plan, the Committee may grant stock options in the form of incentive stock options (as defined in Section 422 of the Internal Revenue Code) or non-qualified stock options. The exercise price for all options may not be less than the closing price on a recognized stock exchange (such as the American Stock Exchange) on the date of grant. The term of a stock option may not exceed ten (10) years. With respect to any optionee who owns stock possessing more than 10 per cent of the voting rights of the Company's outstanding stock, the exercise price of any incentive stock option must equal at least 110 per cent of the fair market value on the grant date and the maximum term of the option must not exceed five (5) years. The aggregate fair market value (determined at the time of grant of an incentive stock option) of Common Shares with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year may not exceed $100,000.

STOCK APPRECIATION RIGHTS

    The Committee also may grant stock appreciation rights in connection with stock options. Under the terms of the Plan, stock appreciation rights authorize an optionee to surrender all or part of an unexercised stock option in exchange for cash or Common Shares equal to the difference between the option exercise price and the fair market value of the Common Shares on the date of surrender. The Committee may include other terms and conditions as it deems appropriate.

STOCK AWARDS

    In addition, the Committee may grant stock awards, which provide for the issuance of Common Shares on such terms and conditions and subject to such performance requirements as the Committee determines.

UNIT AWARDS

    The Committee may grant unit awards as compensation for past or future services. In general, the value of unit awards is measured by increases or decreases in the Corporation's value during the term of the unit award. Prior to granting such award, the Committee must determine the method of measuring such value, such as a formula based on operating cash flow, production and reserves, or fair market value per Common Share.

RESTRICTIONS ON TRANSFER

    In general, awards are not transferable or exercisable by any one other than the participant. However, the Committee may permit awards to be exercised by and paid to such persons or entities as the Committee may approve based on satisfactory evidence that the transfer is being made for estate or tax planning purposes. Incentive stock options may not be transferred except on the death of the participant by will or the laws of descent and distribution. In addition, if the participant has suffered a disability, an incentive stock option may be exercised on behalf of the participant by his or her legal representative. The Plan permits the transfer of other awards without further Committee approval as follows: to the Company, in connection with the death or disability of a participant, pursuant to a domestic relations order, or pursuant to the authorization by the Committee of "cashless exercise" procedures. No award may be transferred if applicable stock exchange rules would not permit such transfer.

LIMITATIONS ON AWARDS TO CERTAIN INDIVIDUALS

    The Company may not grant, issue or sell to any employee in any calendar year stock options to purchase more than 250,000 Common Shares or stock appreciation rights with respect to more than 250,000 Common Shares. In addition, as long as the Common Shares are listed on The Toronto Stock Exchange or the Montreal Exchange, the Company may not (i) grant stock options to insiders, in respect of Common Shares exceeding an aggregate at any time of 10 per cent of the outstanding issue, (ii) issue to insiders within a one (1) year period a number of Common Shares exceeding 10 per cent of the Company's outstanding issue, (iii) issue to any one insider and his associates within a one (1) year period a number of Common Shares exceeding 5 per cent of the Company's outstanding issue, or (iv) grant stock options to any one person in respect of Common Shares exceeding 5 per cent of the outstanding issue except (in any such case) as may be permitted by the rules of The Toronto Stock Exchange and the Montreal Exchange.

AMENDMENTS

    The Board of Directors may amend the Plan at any time, as it deems advisable, subject to the approval of the Toronto and Montreal stock exchanges. However, without the consent of the shareholders, the Board may not amend the Plan to increase the maximum number of Common Shares authorized for issuance under the Plan or to change the class of persons eligible to receive Awards under the Plan. Under the rules of the Toronto and Montreal stock exchanges, certain other amendments of the Plan may require shareholder approval.

ADJUSTMENT TO AWARDS AND RELATED MATTERS

    In the case of a merger, consolidation, amalgamation, arrangement, reorganization, spin-off, recapitalization, reincorporation, stock split, dividend issued in stock or other change in the corporate structure of the Company, the Committee is authorized to make appropriate adjustments to awards in order to preserve but not increase the benefits to the participants. The Plan also authorizes the Committee to permit a participant to use Common Shares already owned by the participant as payment of an exercise price for a stock option or payment of any consideration required for a stock award granted under the Plan. Consistent with applicable law, the Committee may authorize "cashless exercise" procedures for third parties who provide financing for the purpose of the exercise of awards and for the sale of Common Shares to cover withholding taxes.

1997 OPTION GRANTS

    Subject to the approval of the shareholders of the Plan, the Committee has granted 200,000 options allocated among the directors and approximately 550,000 options allocated to officers and employees.

BOARD RECOMMENDATION

    The Board believes it is in the best interests of the Company and its shareholders to offer stock-based awards in accordance with the terms of the Plan in order to continue to attract and retain the services of experienced employees and to provide additional incentives for such employees to continue to work for the best interests of the Company and its shareholders through an investment interest in the future success of the Company. By their terms, the Company's Directors' Plan and 1987 Plan will expire during the current fiscal year. Without a new stock plan, the Company's ability to continue to attract and retain such employees and provide such incentives would be compromised.

    Pursuant to the terms of the Plan and the rules of the Toronto, Montreal and American stock exchanges, the adoption of the Plan must be approved by a simple majority of the votes cast at the Annual Meeting.

    A full copy of the Plan is attached as Exhibit 1 to this Proxy Statement and Information Circular.

                              CORPORATE GOVERNANCE

    The Toronto and Montreal stock exchanges require listed companies to provide certain disclosure annually with respect to their corporate governance practices with reference to the December 1994 report of The Toronto Stock Exchange Committee on Corporate Governance in Canada. In its report, the Committee established guidelines for corporate governance. However, in recognition of the great diversity in the nature, size and ownership structure of corporations, the guidelines do not constitute mandatory requirements and corporations are not required to comply with the Committee's standards. The following disclosure is included to illustrate and explain the differences which may exist between the Company's system of corporate governance and the Committee's guidelines.

TSE CORPORATE GOVERNANCE                         DOES THE
COMMITTEE GUIDELINE                              COMPANY ALIGN?                      COMMENTS
-----------------------------------------------  ---------------  -----------------------------------------------
1.   Board should explicitly assume
     responsibility for stewardship of the
     corporation, and specifically for:

    a.  adoption of a strategic planning               Yes        The Board reviews annually the strategic plan
        process                                                   and from time to time focuses on substantial
                                                                  strategic planning matters.

    b.  identification of principal risks, and         Yes        The Board has specifically identified the
        implementing risk management systems                      Company's principal risks and implemented risk
                                                                  management systems.Forexample, the Company
                                                                  conducts environmental audits of mine sites and
                                                                  has adopted hedging policies to guide the
                                                                  financial risk management programs.

    c.  succession planning and monitoring             Yes        The Board discusses succession planning matters
        senior management                                         at least annually, and reviews all compensation
                                                                  matters pertaining to senior management.

    d.  communications policy                          Yes        The Board has put structures in place to ensure
                                                                  effective communication between the Company,
                                                                  its shareholders and the public.

TSE CORPORATE GOVERNANCE                         DOES THE
COMMITTEE GUIDELINE                              COMPANY ALIGN?                      COMMENTS
-----------------------------------------------  ---------------  -----------------------------------------------

    e.  integrity of internal                          Yes        The Board through various committees has
        control and management                                    reviewed the integrity of internal control and
        information systems                                       management systems. The Board has also put in
                                                                  place a system for monitoring the
                                                                  implementation of corporate strategies. Each of
                                                                  the following committees is responsible to
                                                                  review and advise the Board on implementation
                                                                  of corporate strategy in the noted areas:
                                                                  -- Compensation Committee:
                                                                  employment and remuneration
                                                                  -- Environmental Committee:
                                                                  environmental compliance, closure planning, and
                                                                      strategy
                                                                  -- Audit Committee:
                                                                  financial risks, reporting, disclosure, and
                                                                      planning
                                                                  -- Nominating Committee:
                                                                  appropriate Board candidates

2.   Majority of directors should be                   Yes        Werner G. Nennecker (President and CEO) is the
     "unrelated" (independent of management and                   only Board member who is related.
     free from conflicting interest)

3.   Disclosure for each director, whether or          Yes        Werner G. Nennecker
     not he or she is related, and how that                       Related--as President and Chief Executive
     conclusion was reached                                       Officer of the Company
                                                                  For the remainder of the directors, none of
                                                                  them has:
                                                                  -- worked for the Company
                                                                  -- any material contracts with the Company
                                                                  -- received remuneration from the Company in
                                                                     excess of directors' fees, including stock
                                                                     options.
                                                                  Lawrence I. Bell              Unrelated
                                                                  Peter M.D. Bradshaw         Unrelated
                                                                  Douglas R. Cook             Unrelated
                                                                  Michael A. Grandin           Unrelated
                                                                  Peter R. Kutney              Unrelated
                                                                  Lindsay D. Norman           Unrelated
                                                                  Anthony J. Petrina            Unrelated
                                                                  Fred C. Schulte              Unrelated

TSE CORPORATE GOVERNANCE                         DOES THE
COMMITTEE GUIDELINE                              COMPANY ALIGN?                      COMMENTS
-----------------------------------------------  ---------------  -----------------------------------------------
4.   Appoint a committee of non-management             Yes        The Nominating Committee has the mandate to:
     directors, a majority of which are                           -- recommend candidates for the Board
     unrelated, responsible for                                   -- annually review credentials of nominees for
appointment/assessment of directors                                  re-election
                                                                  -- recommend candidates for filling vacancies
                                                                     on the Board
                                                                  -- ensure appropriate qualifications are met by
                                                                     those joining the Board
5.   Implement a process for assessing the             Yes        The Board annually reviews the effectiveness of
     effectiveness of the board, its committees                   the Board as a whole, the committees of the
     and individual directors                                     Board and the contribution of individual
                                                                  directors
6.   Provide orientation and education programs        Yes        The Board provides informal orientation
     for new directors                                            programs to new directors and education
                                                                  programs to all directors, including annual
                                                                  mine site visits.
                                                                  The Board reviews the gold market and hedging,
                                                                  valuation of gold companies, and legal and
                                                                  other matters applicable to the Company and
                                                                  directors' duties.
7.   Consider reducing size of board, with a           Yes        A board must have enough directors to carry out
     view to improving effectiveness                              its duties efficiently, while presenting a
                                                                  diversity of views and experience. Annually the
                                                                  Board reviews the contributions of the
                                                                  directors, and considers whether the current
                                                                  size of the Board promotes effectiveness and
                                                                  efficiency. The Board believes nine directors
                                                                  is the appropriate number at this time.
8.   Review compensation of directors in light         Yes        The Compensation Committee is mandated to
     of risks and responsibilities                                review and recommend to the Board for approval
                                                                  the remuneration of directors. The Committee
                                                                  considers time commitment, comparative fees,
                                                                  and responsibilities in determining
                                                                  remuneration. The Board has received advice
                                                                  from an outside consultant on the adequacy of
                                                                  the compensation paid to Directors.
9a.   Committees should generally be composed          Yes        Mr. Nennecker serves on the Executive
      of non-management directors                                 Committee. All other Board committees are
                                                                  composed solely of non-management directors.
9b.   Majority of committee members should be    Yes
      unrelated

TSE CORPORATE GOVERNANCE                         DOES THE
COMMITTEE GUIDELINE                              COMPANY ALIGN?                      COMMENTS
-----------------------------------------------  ---------------  -----------------------------------------------
10.   Appoint a committee responsible for              Yes        The Executive Committee has the responsibility
      approach to corporate governance issues                     to the full Board regarding corporate
                                                                  governance.
11a.  Define limits to management's
      responsibilities by developing mandates
      for:
     (i)   the board                                   Yes        The Board has the responsibility to oversee the
                                                                  conduct of the business of the Corporation and
                                                                  to supervise management. Its duties and
                                                                  responsibilities are set forth in more detail
                                                                  in the Board's terms of reference.
     (ii)  the CEO                                     Yes        The CEO's written terms of reference constitute
                                                                  a mandate on a year-to-year basis. These
                                                                  objectives include the general mandate to
                                                                  optimize the assets of the Corporation in the
                                                                  best interests of all shareholders.
11b.  Board should approve CEO's corporate             Yes        The CEO's objectives are reviewed and approved
      objectives                                                  by the full Board on an annual basis.
12.   Establish structures and procedures to           Yes        The Board has appointed a non- management
      enable the board to function                                Chairman. In addition, the Board meets
      independently of management                                 independently of the CEO and other management
                                                                  when appropriate, and at least one time per
                                                                  year.
13.   Establish an audit committee, composed           Yes        The Audit Committee is composed entirely of
      solely of non-management directors, with                    non-management directors and is mandated to:
      a specifically defined mandate                              -- ensure that the Company's management has
                                                                     designed and implemented an effective system
                                                                     of internal financial controls and to review
                                                                     and report to the Board on the integrity of
                                                                     the consolidated financial statements of the
                                                                     Company.
14.   Implement a system to enable individual          Yes        The Board and its Committees have that power
      directors to engage outside advisers, at                    under their terms of reference, and use it
      corporation's expense                                       when, and if, necessary.

                    APPOINTMENT AND REMUNERATION OF AUDITORS

    The firm of Coopers & Lybrand, Chartered Accountants, 1111 West Hastings Street, Vancouver, British Columbia, Canada, has served as the auditors of the Company since 1981. No member of such firm, or any associate thereof, has any financial or any other material interest in the Company or its subsidiaries. In the absence of contrary direction, the proxies will be voted in favor of the re-appointment of Coopers & Lybrand as auditors of the Company for the ensuing year.

    A representative of the firm of Coopers & Lybrand will be present at the Annual Meeting and will be given the opportunity to make a statement and to answer any questions shareholders may have with respect to the financial statements of the Company for the fiscal year ended December 31, 1996.

    The British Columbia Company Act requires that the remuneration of the auditors of the Company be fixed by ordinary resolution of the shareholders. The shareholders will be asked to vote for an ordinary resolution authorizing the directors to fix the remuneration of the auditors, such authorization to expire at the next annual general meeting of shareholders of the Company.

         PROPOSALS BY SHAREHOLDERS FOR THE 1998 ANNUAL GENERAL MEETING

    Any shareholder of the Company who wishes to present a proposal to be considered at the 1998 Annual General Meeting of Shareholders of the Company and who wishes to have such proposal presented in the Company's Proxy Statement and Information Circular, must deliver such proposal in writing to the Secretary or Assistant Secretary of the Company at Suite 1500, 601 West First Avenue, Spokane, Washington, U.S.A. 99204, no later than November 26, 1997.

    The Company will furnish, without charge to any shareholder submitting a written request, a copy of the Company's Form 10-K Annual Report for the year ended December 31, 1996, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. The Company will also furnish a copy of certain documents, including its current Annual Information Form filed with the Canadian securities regulatory authorities, to any person upon request. The Company may require the payment of a reasonable charge in the case of a request made by a person who does not hold securities of the Company. Written requests should be directed to the Director of Investor Relations, Pegasus Gold Inc., Suite 1500, 601 West First Avenue, Spokane, Washington, U.S.A. 99204.

    The contents and the sending of this Proxy Statement and Information Circular have been approved by the Board of Directors of the Company.

                                          BY ORDER OF THE BOARD,

                                                       [SIGNATURE]

                                          Robert A. Lonergan

                                          SECRETARY

Spokane, Washington, U.S.A.
March 24, 1997

                                                                       EXHIBIT 1

                               PEGASUS GOLD INC.
                                1997 STOCK PLAN
                           EFFECTIVE JANUARY 8, 1997

1.  ESTABLISHMENT, DURATION AND PURPOSE.

    (a) Pegasus Gold Inc., a British Columbia company, (the "Corporation"), hereby adopts the Pegasus Gold Inc. 1997 Stock Plan (the "Plan"), effective January 8, 1997 ("Effective Date").

    (b) No Award granted to an employee or a director shall become exercisable until the Plan is approved by shareholders at a shareholders' meeting held within twelve months of the Effective Date. Any Awards granted under the Plan prior to such approval shall be contingent upon such approval.

    (c) The purpose of the Plan is to promote the long-term success of the Corporation by encouraging directors and employees of the Corporation and its Subsidiaries to focus on long-range objectives, by attracting and retaining employees and by aligning the financial interests of directors and employees with the interests of shareholders. The Plan provides a means whereby:

       (1) employees of the Corporation and its Subsidiaries may be given an opportunity to purchase Stock pursuant to options which may qualify as incentive stock options under Section 422 of the Code (referred to as "incentive stock options");

       (2) directors and employees of the Corporation and its Subsidiaries may be given an opportunity to purchase Stock pursuant to options which do not qualify as incentive stock options (referred to as "nonqualified stock options");

       (3) directors and employees of the Corporation and its Subsidiaries may acquire Stock for such consideration and subject to such restrictions (if any) as the Committee determines appropriate, provided, however, that prior to the issuance of such Stock, the Corporation will have received from the director or employee the consideration established for the Stock issued to him;

       (4) directors and employees of the Corporation and its Subsidiaries may be awarded Stock pursuant to the terms of incentive plans established from time to time by such entities, provided, however, that prior to the issuance of such Stock, the Corporation will have received from the director or employee the consideration established for the Stock issued to him; and

       (5) directors and employees of the Corporation and its Subsidiaries may be granted rights or units the value of which is based on the value of the Stock.

2. DEFINITIONS. The following terms when capitalized in this Plan have the following meanings:

    (a) "Awards" refers collectively to Stock Awards (see para. 8, INFRA), stock appreciation rights (see para. 7, INFRA), Stock Options (see para. 6, INFRA), and Unit Awards (see para. 9, INFRA) made pursuant to this Plan.

    (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (d) "Non-Employee Director" means a director who (1) is not currently an officer (as defined in 17 CFR 260.16a-1(f)) of the Corporation or a Subsidiary, or otherwise currently employed by the Corporation or a Subsidiary; (2) is not a former employee of the Corporation who receives compensation during the taxable year for prior services, (3) does not receive compensation, either directly or indirectly, from the Corporation or a Subsidiary, for services rendered as a consultant or in any other capacity except as a director, except for services that do not require, or in such amount that does not require, disclosure under
       Item 404(a) of Regulation S-K issued by the Securities and Exchange Commission; (4) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of such Regulation; (5) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of such Regulation; and (6) is an outside director within the meaning of Treasury Regulation 1.162-27(e)(3).

    (e) "Participant" refers to the recipient of an Award.

    (f) "Stock" means the Corporation's Common Shares without par value. Shares under the Plan may be authorized and unissued shares or reacquired shares.

    (g) "Stock Award" means Stock issued to eligible persons pursuant to paragraph 8 of this Plan.

    (h) "Stock Option" means options to purchase Stock granted to eligible persons pursuant to paragraph 6 of this Plan.

    (i) "Subsidiaries" refers to subsidiary corporations, as defined in Section 424(f) of the Code (but substituting "the Corporation" for "employer corporation") and as defined in the Securities Act (of British Columbia), including entities which become Subsidiaries after adoption of the Plan.

    (j) "Unit Awards" means the units issued to eligible persons pursuant to paragraph 9 of this Plan as compensation for services rendered or to be rendered to the Corporation or its Subsidiaries.

3.  ADMINISTRATION OF THE PLAN.

    (a) The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Corporation (the "Board").

    (b) The Committee shall consist solely of two or more Non-Employee
       Directors.

    (c) The Committee shall determine which employees and directors of the Corporation or its Subsidiaries shall be granted (subject to Board approval for Awards to CEO) Awards under the Plan, the timing of such Awards, the terms thereof, and the number of shares of Stock subject to each Award.

    (d) The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the instruments evidencing Awards granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all Participants.

    (e) During periods of time and in amounts approved by the Committee, eligible persons may elect to swap compensation for Stock, Stock Options, stock appreciation rights or Unit Awards. Such elections, once made, will be irrevocable.

    (f) The Plan is intended to meet the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act and the requirements of Section 162(m)(4)(C) of the Code and shall be administered and construed accordingly.

4.  STOCK SUBJECT TO THE PLAN; LIMITATIONS ON AWARDS.

    (a) Awards containing rights to acquire Stock may be granted under the Plan to eligible persons (as set forth in para. 5, INFRA) for an aggregate of not more than four (4) million (4,000,000) shares of Stock, plus any shares that (i) are available for grant under the Corporation's 1987 Stock Option Plan or 1989 Non-Employee Directors' Stock Option Plan on the date the shareholders approve this Plan, or (ii) may subsequently become available for grant under such plans through the expiration, termination, forfeiture or cancellation of awards under such plans. If an Award granted under this Plan expires, terminates, or is forfeited or canceled, the unissued shares of Stock subject to such Award shall again be available for Awards under this Plan.

    (b) If there is any change in the Stock subject to the Plan or the Stock subject to any Award granted under the Plan (through merger, amalgamation, arrangement, consolidation, reorganization, spin-off, recapitalization, reincorporation, stock split, dividend issued in stock or other change in the corporate structure of the Corporation), appropriate adjustments may be made by the Committee in order to preserve but not to increase the benefits to the Participants. These adjustments may include adjustments to the aggregate number of shares of Stock subject to the Plan, the number of shares of Stock and the price per share subject to outstanding Awards and the limitations in subparagraph
       (c) below.

    (c) The Corporation shall not grant, issue or sell to any employee in any calendar year:

       (1) Stock Options pursuant to paragraph 6 to purchase more than two hundred fifty thousand (250,000) shares of Stock, or

       (2) stock appreciation rights pursuant to paragraph 7 with respect to more than two hundred fifty thousand (250,000) shares of Stock.

    (d) Notwithstanding anything to the contrary in this Plan, the Company will not, at any time while the Stock is listed on The Toronto Stock Exchange or the Montreal Exchange (i) grant Stock Options to insiders in respect of Stock exceeding an aggregate at any time of 10 percent of the outstanding issue, (ii) issue to insiders, within a one (1) year period, a number of shares of Stock exceeding 10 percent of the Company's outstanding issue, (iii) issue to any one insider and his associates, within a one (1) year period, a number of shares of Stock exceeding 5 percent of the Company's outstanding issue, or (iv) grant Stock Options to any one person in respect of shares of Stock exceeding 5 percent of the Company's outstanding issue, other than (in any such case) as may be permitted by the rules of The Toronto Stock Exchange and/or the Montreal Exchange, as the case may be. For the purposes of this subsection (d), the terms "insiders," "outstanding issue" and "associates" shall have the meanings ascribed to them under the rules of The Toronto Stock Exchange.

5.  ELIGIBILITY.

    Persons who shall be eligible to have Awards granted to them shall be such employees or directors of the Corporation or its Subsidiaries as the Committee, in its discretion, shall designate from time to time.

6.  TERMS AND CONDITIONS OF STOCK OPTIONS.

    (a) The exercise price of the Stock covered by each Stock Option granted under the Plan shall be not less than the per share fair market value, as determined by reference to the closing share price on a recognized stock exchange, of such Stock on the date the option is granted. Notwithstanding the foregoing, in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Corporation or any Subsidiary, the exercise price shall be not less than one hundred ten percent (110%) of the fair market value of the Stock on the date the option is granted. The exercise price of an outstanding Stock Option shall be subject to adjustment to the extent provided in paragraph 4, above.

    (b) Notwithstanding anything in the Plan to the contrary, the aggregate fair market value (determined at the time of grant of an incentive stock option) of Stock with respect to which incentive stock options are exercisable for the first time by any Participant during any calendar year (under all plans of the Corporation and its Subsidiaries) shall not exceed $100,000.

    (c) Each Stock Option granted pursuant to the Plan shall be evidenced by a written stock option agreement executed by the Corporation and the person to whom such option is granted.

    (d) The Committee shall determine the term of each Stock Option granted under the Plan, but the term of each Stock Option shall be for no more than ten (10) years provided, however, that in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power, of the Corporation or any Subsidiary, the term shall be for no more than five (5) years.

    (e) The stock option agreement may contain such other terms, provisions, and conditions as may be determined by the Committee (not inconsistent with this Plan) including, without limitation, stock appreciation rights with respect to Stock Options granted under this Plan. If a Stock Option, or any part thereof, is intended to qualify as an incentive stock option, the stock option agreement shall contain those terms and conditions which are necessary to so qualify it.

7.  STOCK APPRECIATION RIGHTS.

    The Committee may, under such terms and conditions as it deems appropriate, authorize the surrender by an optionee of all or part of an unexercised Stock Option and authorize a payment in consideration therefor in an amount equal to the difference obtained by subtracting the option price of the shares then subject to exercise under such option from the fair market value of the Stock represented by such shares on the date of surrender, provided that the Committee determines that such settlement is consistent with the purpose of the Plan. Such payment may be made in shares of Stock valued at their fair market value on the date of surrender of such option or in cash, or partly in shares and partly in cash. Acceptance of surrender and the manner of payment shall be in the discretion of the Committee. Any payments of cash under this paragraph shall be from the general assets of the Corporation.

8.  STOCK AWARDS

    The Committee may, in its discretion, issue Stock to eligible persons on whatever basis and subject to such performance requirements, terms and conditions as the Committee determines, subject to compliance with the applicable provisions of the Company Act (of British Columbia). The terms and conditions of such Stock Award shall be evidenced by a written agreement executed by the Corporation and the Participant.

9.  UNIT AWARDS

    The Committee may, in its discretion, issue units to eligible persons as compensation for services rendered or to be rendered to the Corporation or its Subsidiaries, the value of such units to be measured by increases or decreases (during all or a portion of the term of the Unit Award) in the Corporation's value, including, but not limited to, a formula based on operating cash flow, production and reserves, fair market value per share of Stock, or such other measure specified by the Committee prior to grant of the applicable Unit Award. Unit Awards shall be subject to whatever performance requirements, terms and conditions the Committee determines appropriate. The terms of a Unit Award, shall be evidenced by a written agreement executed by the Corporation and the Participant.

10. (a) GENERAL PROHIBITION ON TRANSFERS. Unless otherwise expressly provided in this paragraph 10 or by the Award Agreement, as either may be amended, or by applicable law or the rules of the stock exchanges on which the Stock is listed, (i) a Participant may not transfer (including assign, pledge, or encumber) any of Participant's interest in an Award; (ii) only a Participant may exercise an Award; and (iii) the Corporation may deliver amounts payable or shares issuable pursuant to Awards only to (or for the account of) the Participant.

    (b) COMMITTEE-APPROVED TRANSFERS. Subject to applicable law, the Committee may permit Awards to be exercised by and paid to such persons or entities as the Committee may approve, pursuant to such conditions and procedures as the Committee may establish, and subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration). Notwithstanding the foregoing, incentive stock options shall be subject to any additional transfer restrictions as required for such options under the Internal Revenue Code.

    (c) PERMITTED TRANSFERS. The following transactions are permitted under this Plan without the restrictions imposed by this paragraph 10, subject to the rules of the stock exchanges on which the Stock is listed:

       For all Awards:

       (1) transfers to the Corporation;

       (2) the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; and

    For all Awards except incentive stock options:

       (3) transfers pursuant to a domestic relations order;

       (4) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative; or

       (5) the authorization by the Committee of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and stock exchange rules and the express authorization of the Committee.

    (d) Awards granted or Stock acquired under the Plan shall be subject to such restrictions and agreements regarding performance, vesting, sale, assignment, encumbrance, or other transfer as the Committee deems appropriate at the time of making an Award.

11. USE OF PROCEEDS.

    Any cash proceeds realized from the sale of Stock pursuant to the Plan or from the exercise of options granted under the Plan shall constitute general funds of the Corporation.

12. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

    (a) The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided, however, except as set forth in paragraph 4, above, the Board shall not amend the Plan in the following respects without the consent of the shareholders of the Corporation then sufficient to approve the Plan in the first instance and the approval of all stock exchanges on which the Stock is then listed, if, and to the extent required, by such exchanges:

       (1) to increase the maximum number of shares of Stock subject to the Plan; or

       (2) to change the designation or class of persons eligible to receive Awards under the Plan.

    (b) No Award may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the Participant's consent, alter or impair any rights or obligations under any Award previously made under the Plan,

    (c) This Plan shall terminate 10 years from the date of adoption of the plan, unless previously terminated by the Board pursuant to this paragraph 12.

13. CONSIDERATION.

    Payment of the exercise price of a Stock Option or payment of any consideration required for a Stock Award granted under this Plan shall be made in cash or check; or with the consent of the Committee, in shares of Stock already owned by the Participant; or with the Committee's consent partly in cash and partly in Stock provided, however, that the Committee, in its sole discretion, may establish procedures which permit a Participant to pay the exercise or purchase price in whole or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker approved by the Committee to sell shares and deliver all or a portion of the proceeds to the Corporation for and on behalf of a participant in payment for the Stock. The Committee may also establish procedures for the sale of shares of Stock to cover withholding taxes or the withholding of shares of Stock issuable upon exercise of an option to satisfy applicable withholding taxes to the extent permitted by applicable law. Notwithstanding any provision in this paragraph 13 to the contrary, no share of Stock shall be issued by the Corporation until the Corporation has received the full consideration for it as required by the Company Act (of British Columbia).

Date Adopted By Corporation:
Date Approved By Shareholders:

                               PEGASUS GOLD INC.
                              INSTRUMENT OF PROXY

    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MANAGEMENT OF PEGASUS GOLD INC. (THE "COMPANY") FOR USE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 1997. The undersigned, revoking any previous proxies, hereby appoints WERNER G. NENNECKER, President and Chief Executive Officer, and ROBERT A. LONERGAN, Secretary, and each of them, or,
instead of either of the foregoing,                     , as nominee and proxy
of the undersigned, with full power of substitution, and hereby authorizes each of them to represent and to vote all Common Shares of the undersigned of the Company at the Annual General Meeting of Shareholders on April 30, 1997, and at any adjournments thereof, upon all matters which may come before said meeting. Without limiting the general powers conferred, the undersigned hereby directs the said nominee to vote the shares represented by this Proxy in the following matters as indicated below:

1.   ELECTION OF  / /  FOR ALL NOMINEES       / /  WITHHOLD AUTHORITY
     DIRECTORS       LISTED (EXCEPT AS           TO VOTE FOR ALL
                     MARKED TO THE CONTRARY)     NOMINEES LISTED

2.   APPOINTMENT OF COOPERS & LYBRAND AS AUDITORS
                  / /  FOR                    / /  WITHHOLD VOTE

3. AUTHORIZATION OF THE DIRECTORS TO FIX THE REMUNERATION TO BE PAID TO THE AUDITORS
                  / /  FOR                    / /  AGAINST

4.   APPROVAL OF ADOPTION OF THE 1997 STOCK PLAN OF THE COMPANY
                  / /  FOR                    / /  AGAINST

    INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

                              PETER M.D. BRADSHAW
                                DOUGLAS R. COOK
                                PETER R. KUTNEY

    PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR. PLEASE ADD YOUR TITLE IF SIGNING AS AGENT, ADMINISTRATOR, EXECUTOR OR TRUSTEE, OR IN ANOTHER REPRESENTATIVE CAPACITY.

                                              Date _______________________, 1997
                                              Note: If not dated, this Proxy
                                              will be deemed to bear the date on
                                              which it is mailed to the Company.

                                              Signature ________________________

                                              __________________________________
                                               (Please Print Your Name & Title)

                                              Signature ________________________

                                              __________________________________
                                               (Please Print Your Name & Title)

                  PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY
                          IN THE ACCOMPANYING ENVELOPE